Exhibit 8.1

November 7, 2024

PACCAR Financial Corp.

777 106th Avenue N.E.

Bellevue, Washington 98004

Re:	Registration Statement on Form S-3ASR Filed by PACCAR Financial Corp.

Ladies and Gentlemen:

We have acted as counsel to PACCAR Financial Corp. (the “Company”), in connection with Registration Statement on Form S-3ASR (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) senior debt securities of the Company (the “Securities”).

You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective holders of the Securities. In rendering our opinion, we have examined and relied upon such documents, certificates, records, statements and representations made by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth below and we have assumed, with your permission, that such statements and representations made by the Company are true, correct and complete and will remain true, correct and complete at all relevant times. We have not undertaken an independent investigation of any factual matters.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm our opinions set forth in, and as of the date of, the Registration Statement under the heading “United States Federal Income Taxation.”

This opinion addresses only the matters of United States federal income taxation specifically described under the heading “United States Federal Income Taxation” in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective holders of the Securities.

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “United States Federal Income Taxation” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP